                                  EXHIBIT 11
                                  ----------

                       COMPUTATION OF EARNINGS PER SHARE


                                                     Three Months
                                                   Ended September 30,
                                                 1997              1996
                                                 ----              ----
(Amounts in thousands, except per share data)

PRIMARY
  Average shares outstanding                    22,371            22,039
  Net effect of dilutive stock options--
    based on the treasury stock method
    using average market price                     479               427
                                               -------           -------
                             TOTAL              22,850            22,466
                                               =======           =======

Net income                                     $ 8,395           $ 3,960
                                               =======           =======

Per share amount                               $   .37           $   .18
                                               =======           =======

FULLY DILUTED
  Average shares outstanding                    22,371            22,039
  Net effect of dilutive stock options--
     based on the treasury stock method using
     the period-end market price, if higher
     than the average market price                 628               433
                                               -------           -------
                             TOTAL              22,999            22,472
                                               =======           =======

Net income                                     $ 8,395           $ 3,960
                                               =======           =======

Per share amount                               $   .37           $   .18
                                               =======           =======

                            ----------------------

                       COMPUTATION OF EARNINGS PER SHARE


                                                             Nine Months
                                                         Ended September 30,
                                                        1997             1996
                                                        ----             ----
(Amounts in thousands, except per share data)

PRIMARY
  Average shares outstanding                          22,358            21,717
  Net effect of dilutive stock options--
    based on the treasury stock method
    using average market price                           357               354
                                                     -------           -------
                             TOTAL                    22,715            22,071
                                                     =======           =======

Net income                                           $18,026           $ 9,143
                                                     =======           =======

Per share amount                                     $   .79           $   .41
                                                     =======           =======

FULLY DILUTED
  Average shares outstanding                          22,358            21,717
  Net effect of dilutive stock options--
    based on the treasury stock method using
    the period-end market price, if higher
    than the average market price                        617               453
                                                     -------           -------
                             TOTAL                    22,975            22,170
                                                     =======           =======

Net income                                           $18,026           $ 9,143
                                                     =======           =======

Per share amount                                     $   .78           $   .41
                                                     =======           =======
